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                                                                  Exhibit 99.(j)

                            [Letterhead of KPMG LLP]


To the Board of Trustees and Shareholders of the Dryden Core Investment Fund - Taxable Money Market Series

We consent to the use of our report dated March 18, 2004 with respect to the Dryden Core Investment Fund - Taxable Money Market Series incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information.


/s/ KPMG LLP
New York, New York
March 29, 2004